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                                                                       Exhibit 5



                           JONES, DAY, REAVIS & POGUE
                                 77 West Wacker
                         Chicago, Illinois  60601-1692




                                October 18, 1994




Central Illinois Public Service Company
607 East Adams Street
Springfield, Illinois  62739

Ladies and Gentlemen:

        We have examined the Form S-3 Registration Statement, dated October
18, 1994 (the "Registration Statement"), of Central Illinois Public Service Company (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate amount of $50,000,000 of (a) First Mortgage Bonds of one or more series (the "Bonds") and Medium-Term Notes of one or more series (the "Notes," such Bonds and Notes, collectively the "Debt Securities") to be issued pursuant to the Indenture of Mortgage or Deed of Trust dated October 1, 1941, as heretofore amended and supplemented (the "Indenture of Mortgage") and as to be further amended and supplemented by one or more proposed Supplemental Indentures (collectively, the "New Supplemental Indentures" and each a "New Supplemental Indenture") to Bank of America Illinois and a successor individual co-trustee, as Trustees, and (b) shares of Cumulative Preferred Stock, par value $100 per share ("New Preferred" and such shares of New Preferred and the Debt Securities, collectively, the "Securities"). Each New Supplemental Indenture will relate to a series of Debt Securities and will set forth or provide for the maturity, interest rate, payment dates, redemption provisions, if any, and certain other terms and conditions of such series of Debt Securities. The Indenture of Mortgage and New Supplemental Indentures are herein referred to as the "Indenture." The New Preferred will be issued pursuant to the Restated Articles of Incorporation (the "Articles") of the Company and resolutions of the Board of Directors establishing the series of New Preferred ("Series Resolutions"). Each Series Resolution will relate to a series of New Preferred and will set forth the number of shares, designation, dividend rate (or method of calculation), redemption and other terms and provisions of such series of New Preferred.

        We have also examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion.





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Central Illinois Public Service Company
October 18, 1994
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Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

        1. The Company is a corporation duly organized and existing under the laws of the State of Illinois.

        2. The Indenture, other than the New Supplemental Indentures, constitutes a valid and binding instrument of the Company.

        3. No federal commission and no state commission, other than the Illinois Commerce Commission (the "Illinois Commission"), has jurisdiction over the proposed issuance and sale of the Securities by the Company. The Registration Statement must become effective under the Act prior to the offer or sale of any New Preferred, and the Registration Statement must become effective under the Act and the New Supplemental Indenture relating to each series of the Debt Securities must become qualified under the Trust Indenture Act of 1939, as amended, prior to the offer or sale of the Debt Securities.

        4. Subject to the conditions set forth below, each New Supplemental Indenture, the preliminary form of which is filed as an exhibit to the Registration Statement, upon the appropriate completion thereof, will be a valid and binding instrument of the Company and each series of Debt Securities will be duly authorized, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as the United States Bankruptcy Code (the "Code") may affect the validity of the lien of the Indenture with respect to proceeds, products, rents, issues or profits of the property subject to the lien of the Indenture realized, and additional property acquired, within 90 days prior to and subsequent to the commencement of a case with respect to the Company under the Code, except as enforcement of the provisions of the Indenture may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of provisions of the Indenture may be limited by the laws of Illinois affecting the remedies for the enforcement of the security provided for in the Indenture.

        5. Subject to the conditions set forth below, each series of New Preferred will be validly issued, fully paid and non-assessable.

        The foregoing opinions are subject to the satisfaction of the following conditions:





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Central Illinois Public Service Company
October 18, 1994
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                (a)   the due adoption by the Board of Directors of the Company, or the Executive Committee of such Board, of appropriate resolutions authorizing the execution and delivery of each New Supplemental
        Indenture and the execution, authentication, issuance and sale of each series of Debt Securities;

                (b) the due adoption by the Board of Directors of the Company of (i) each Series Resolution (the preliminary form of which is filed as an exhibit to the Registration Statement) establishing a series of New Preferred, and the filing thereof, as required by law, and (ii) the appropriate resolutions authorizing the issuance and sale of each series of New Preferred.

                (c) the issuance of an order by the Illinois Commerce Commission authorizing, approving or permitting the issuance and sale of the Securities by the Company on terms contemplated by the Registration Statement and the continued effectiveness of such order;

                (d) the due execution and delivery of each New Supplemental Indenture by the parties thereto, in substantially the form of the proposed New Supplemental Indenture attached as Exhibit 4.02 to the Registration Statement, and the filing thereof for record as required by law; and

                (e) the due execution of each series of Debt Securities by the Company, and the authentication thereof by the Trustee, in accordance with the terms of the Indenture; and the issuance and sale of each series of Debt Securities by the Company against receipt by it of the agreed consideration therefor and in accordance with such authorizations of the Board of Directors, or the Executive Committee of such Board, of the Company and with the order of the Illinois Commission referred to above.

                (f) the due execution by the Company and the registration and countersignature by the Registrar of each series of New Preferred; and the issuance and sale of each series of New Preferred by the Company against receipt by it of the agreed consideration therefor and in accordance with such authorizations of the Board of





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Central Illinois Public Service Company
October 18, 1994
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        Directors of the Company and with the orders of the Illinois Commission referred to above.

        For purposes of this opinion, we express no opinion with respect to the requirements of any state securities or "blue sky" laws. Furthermore, we express no opinion as to the title of the Company to any property or as to the priority or perfection of the liens or security interests created, or intended or purported to be created, by the Indenture.

        We have prepared or reviewed the statements as to matters of law or legal conclusions with respect to the jurisdiction of certain regulatory commissions expressed under Item 1, "Business -- Regulation" in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in the Prospectus which is a part of the Registration Statement. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the use of such statements in the Registration Statement and to the use of our name in connection therewith.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus which is a part of the Registration Statement.


                                     Very truly yours,



                                     Jones, Day, Reavis & Pogue